Consent of Independent Certified Public Accountants

     We have issued our report dated July 16, 1999 accompanying the financial statements of Insured Municipals Income Trust and Invetors' Quality Tax-Exempt Trust, Multi-Series 292 May 31, 1999, and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                                              Grant Thornton LLP




Chicago, Illinois
 September 24, 1999